   As filed with the Securities and Exchange Commission on September 28, 1998

                                                         Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      COLUMBIA/HCA HEALTHCARE CORPORATION
              (Exact name of issuer as specified in its charter)

          DELAWARE                                              75-2497104
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

           ONE PARK PLAZA                                          37203
        NASHVILLE, TENNESSEE
(Address of principal executive offices)                         (Zip Code)

            COLUMBIA/HCA HEALTHCARE CORPORATION SALARY DEFERRAL PLAN
              COLUMBIA/HCA HEALTHCARE CORPORATION STOCK BONUS PLAN
                  HEALTHTRUST, INC. 401(K) RETIREMENT PROGRAM
                EPIC HEALTHCARE GROUP, INC. PROFIT SHARING PLAN
                            (Full title of the plan)

                               JOHN M. FRANCK II
                              CORPORATE SECRETARY
                      COLUMBIA/HCA HEALTHCARE CORPORATION
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
(Name, address and telephone number, including area code, of agent for service)



---------------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum             Proposed
           Title of securities          Amount to be       offering price per       maximum aggregate         Amount of
          to be registered (1)         registered (2)          share (3)            offering price (3)     registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            3,000,000
                                         shares                 $22.97                 $68,910,000              $20,329
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.
(2) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on September 22, 1998 as reported by the Wall Street Journal.

================================================================================

        PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.+

Item 2.  Registrant Information and Plan Annual Information.+

+ Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document.

      (a) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997;

      (b) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1998;

      (c) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998;

      (d)  the Registrant's current report on Form 8-K dated July 30, 1998;

      (e)  the Registrant's current report on Form 8-K dated May 27, 1998;

      (f)  the Registrant's current report on Form 8-K dated March 6, 1998;

      (g)  the Registrant's current report on Form 8-K dated February 19, 1998;

      (h)  the Registrant's current report on Form 8-K dated February 6, 1998;
           and

      (i) the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 31, 1993 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability
(i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     (A) The following exhibits are filed as part of this Registration
         Statement:

Exhibits:
--------

4.1 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Company (filed as Exhibit 4.1 to the Company's Form SE to Form 10-K for the fiscal year ended December 31, 1993).*

4.2 Columbia Hospital Corporation 9% Subordinated Mandatory Convertible Note Due June 30, 1999 (filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.3 Registration Rights Agreement between the Company and The 1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
          1990).*

4.4 Securities Purchase Agreement by and between the Company and The 1818 Fund, L.P. dated as of March 18, 1991 (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.5 Warrant to purchase shares of Common Stock, par value $.01 per share, of the Company (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.6 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA profit Sharing plan on March 22, 1989).*

4.7 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and The Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.8 Amended and Restated Rights Agreement dated February 10, 1994 between the Company and Mid-America Bank of Louisville and Trust Company (filed as Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.9(a) $1 Billion Credit Agreement dated as of February 10, 1994 (the "364 Day Agreement"), among the Company, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.9(b) Agreement and Amendment to the 364 Day Agreement dated as of September 26, 1994 (filed as Exhibit 4.9 to the Company's Registration Statement on Form S-4 9File No. 33-56803).*

4.9(c) Agreement and Amendment to the 364 Day Agreement dated as of February 28, 1996 (filed as Exhibit 4.9(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.9(d) Agreement and Amendment to the 364 Day Agreement dated as of February 26, 1997 (filed as Exhibit 4.9(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*

4.9(e) Agreement and Amendment to the 364 Day Agreement dated as of June 17, 1997 (filed as Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.9(f) First Amendment to the 364 Day Agreement dated as of February 3, 1998 (filed as Exhibit 4.9(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.9(g) Second Amendment to the 364 Day Agreement dated as March 26, 1998 (filed as Exhibit 4.9(g) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.9(h) Third Amendment to the 364 Day Agreement dated as of July 10, 1998 (filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*

4.10(a)  $2 Billion Credit Agreement dated as of February 10, 1994 (the "Credit
          Facility"), among the Company, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the

          Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.10(b) Agreement and Amendment to the Credit Facility dated as of September 26, 1994 (filed as Exhibit 4.10 to the Company's Registration Statement on Form S-4 (File No. 33-56803).*

4.10(c) Agreement and Amendment to the Credit Facility dated as of February 28, 1996 (filed as Exhibit 4.10(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.10(d) Agreement and Amendment to the Credit Facility dated as of February 26, 1997 (filed as Exhibit 4.10(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*

4.10(e) Agreement and Amendment to the Credit Facility dated as of June 17, 1997 (filed as Exhibit 10(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).*

4.10(f) Second Amendment to the Credit Facility, dated as of February 3, 1998 (filed as Exhibit 4.10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.10(g) Third Amendment to the Credit Facility, dated as of March 26, 1998 (filed as Exhibit 4.10(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.10(h) Fourth Amendment to the Credit Facility, dated as of July 10, 1998 (filed as Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*

4.11 Indenture dated as of December 15, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.12 $1 Billion Credit Agreement dated as of July 10, 1998 among the Registrant, The Several Banks and Other Financial Institutions and NationsBank, N.A. as Documentation Agent, The Bank of Nova Scotia and Deutsche Bank Securities, as Co-Syndication Agents and The Chase Manhattan Bank, as Agent (filed as Exhibit 10(c) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          1998).*

23.1      Consent of Ernst & Young LLP, independent auditors.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

* Certain of the exhibits to this Registration Statement on Form S-8, indicated by asterisk are hereby incorporated by reference to other documents on file with the Commission with which they are physically filed, to be part hereof as of their respective dates.

     B. In lieu of attaching as an exhibit the Internal Revenue Service determination letter that the Employee Benefit Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes that it has submitted or will submit the Employee Benefit Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan, as amended.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of each of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 28, 1998.

                                COLUMBIA/HCA HEALTHCARE CORPORATION


                                By:  /s/ John M. Franck II
                                     ----------------------------
                                     John M. Franck II
                                     Corporate Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Franck, II, Kenneth C. Donahey and Robert
A. Waterman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                TITLE                           DATE
         ---------                                -----                           ----
/s/ Thomas F. Frist, Jr., M.D.     Chairman and Chief Executive Officer      September 28, 1998
------------------------------        (Principal Executive Officer)
Thomas F. Frist, Jr., M.D.

/s/ Kenneth C. Donahey             Senior Vice President and Controller      September 28, 1998
------------------------------     (Principal Financial and Accounting
Kenneth C. Donahey                               Officer)

/s/ Magdalena Averhoff, M.D.                     Director                    September 28, 1998
------------------------------
Magdalena Averhoff, M.D.

/s/ Kent C. Nelson                               Director                    September 28, 1998
------------------------------
Kent C. Nelson

/s/ Martin Feldstein                             Director                    September 28, 1998
------------------------------
Martin Feldstein

/s/ Sister Judith Ann Karam, CSA                 Director                    September 28, 1998
------------------------------
Sister Judith Ann Karam, CSA

/s/ T. Michael Long                              Director                    September 28, 1998
------------------------------
T. Michael Long

/s/ Fredrick W. Gluck                            Director                    September 20, 1998
------------------------------
Fredrick W. Gluck

/s/ R. Clayton McWhorter                         Director                    September 20, 1998
------------------------------
R. Clayton McWhorter

                                                 Director
------------------------------
John H. McArthur

/s/ Thomas S. Murphy                             Director                    September 20, 1998
------------------------------
Thomas S. Murphy

/s/ Carl E. Reichardt                            Director                    September 20, 1998
------------------------------
Carl E. Reichardt

/s/ Frank S. Royal, M.D.                         Director                    September 20, 1998
------------------------------
Frank S. Royal, M.D.

/s/ Thomas F. Frist, Jr., M.D.                   Director                    September 20, 1998
------------------------------
Thomas F. Frist, Jr., M.D.

     Pursuant to the requirements of the Securities of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 28, 1998.

                    COLUMBIA/HCA HEALTHCARE CORPORATION SALARY DEFERRAL PLAN

                    COLUMBIA/HCA HEALTHCARE CORPORATION STOCK BONUS PLAN

                    HEALTHTRUST, INC. 401(K) RETIREMENT PROGRAM

                    EPIC HEALTHCARE GROUP, INC. PROFIT SHARING PLAN

                    By:  /s/ Philip R. Patton
                         ---------------------------------------
                         Philip R. Patton
                         Senior Vice President - Human Resources

                                 EXHIBIT INDEX

Exhibits

4.1 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Company (filed as Exhibit 4.1 to the Company's Form SE to Form 10-K for the fiscal year ended December 31, 1993).*

4.2 Columbia Hospital Corporation 9% Subordinated Mandatory Convertible Note Due June 30, 1999 (filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.3 Registration Rights Agreement between the Company and The 1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
          1990).*

4.4 Securities Purchase Agreement by and between the Company and The 1818 Fund, L.P. dated as of March 18, 1991 (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.5 Warrant to purchase shares of Common Stock, par value $.01 per share, of the Company (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).*

4.6 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA profit Sharing plan on March 22, 1989).*

4.7 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and The Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.8 Amended and Restated Rights Agreement dated February 10, 1994 between the Company and Mid-America Bank of Louisville and Trust Company (filed as Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.9(a) $1 Billion Credit Agreement dated as of February 10, 1994 (the "364 Day Agreement"), among the Company, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as

          Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.9(b) Agreement and Amendment to the 364 Day Agreement dated as of September 26, 1994 (filed as Exhibit 4.9 to the Company's Registration Statement on Form S-4 9File No. 33-56803).*

4.9(c) Agreement and Amendment to the 364 Day Agreement dated as of February 28, 1996 (filed as Exhibit 4.9(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.9(d) Agreement and Amendment to the 364 Day Agreement dated as of February 26, 1997 (filed as Exhibit 4.9(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*

4.9(e) Agreement and Amendment to the 364 Day Agreement dated as of June 17, 1997 (filed as Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.9(f) First Amendment to the 364 Day Agreement dated as of February 3, 1998 (filed as Exhibit 4.9(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.9(g) Second Amendment to the 364 Day Agreement dated as March 26, 1998 (filed as Exhibit 4.9(g) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.9(h) Third Amendment to the 364 Day Agreement dated as of July 10, 1998 (filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*

4.10(a) $2 Billion Credit Agreement dated as of February 10, 1994 (the "Credit Facility"), among the Company, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.10(b) Agreement and Amendment to the Credit Facility dated as of September 26, 1994 (filed as Exhibit 4.10 to the Company's Registration Statement on Form S-4 (File No. 33-56803).*

4.10(c) Agreement and Amendment to the Credit Facility dated as of February 28, 1996 (filed as Exhibit 4.10(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).*

4.10(d) Agreement and Amendment to the Credit Facility dated as of February 26, 1997 (filed as Exhibit 4.10(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).*

4.10(e) Agreement and Amendment to the Credit Facility dated as of June 17, 1997 (filed as Exhibit 10(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).*

4.10(f) Second Amendment to the Credit Facility, dated as of February 3, 1998 (filed as Exhibit 4.10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.10(g) Third Amendment to the Credit Facility, dated as of March 26, 1998 (filed as Exhibit 4.10(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*

4.10(h) Fourth Amendment to the Credit Facility, dated as of July 10, 1998 (filed as Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).*

4.11 Indenture dated as of December 15, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).*

4.12 $1 Billion Credit Agreement dated as of July 10, 1998 among the Registrant, The Several Banks and Other Financial Institutions and NationsBank, N.A. as Documentation Agent, The Bank of Nova Scotia and Deutsche Bank Securities, as Co-Syndication Agents and The Chase Manhattan Bank, as Agent (filed as Exhibit 10(c) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          1998).*

23.1      Consent of Ernst & Young LLP, independent auditors.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

----------------------

*Incorporated by reference.

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